Exhibit 99.1

Stepan Reports Second Quarter 2026 Results

Northbrook, Illinois, July 29, 2026 — Stepan Company (NYSE: SCL) today reported:

Second Quarter 2026 Highlights

•	Reported net income was $22.9 million, up 102% versus the prior year. Adjusted net income(1) was $27.1 million, up 126% versus the prior year.

•	EBITDA(2) was $69.1 million and Adjusted EBITDA(2) was $74.4 million, up 37% and 45% respectively, year-over-year.

•	Global sales volume was up 3% year-over-year. Organic sales volume was up 6% year-over-year.

•

Cash from Operations was $8.4 million during the quarter. Free cash flow(3) for the quarter was a negative $15.0 million, driven by higher working capital requirements. Excluding the impact of higher working capital, free cash flow was $32.7 million, up 69% versus the prior year.

•

Pre-tax earnings include a $5.1 million restructuring charge largely related to the previously announced closure of the Company’s Fieldsboro, NJ site and decommissioning of select assets at its Elwood (Millsdale), IL and Stalybridge, UK facilities.

•

The Company announced today a plan to reduce its global salaried workforce by approximately 100 positions. This action is part of the previously announced Project Catalyst efficiency initiative. The majority of this restructuring expense is expected to be recognized during the second half of 2026. The Company anticipates full year restructuring charges in the range of $75.0 to $80.0 million, which is in line with prior communications, with a projected cash impact between $14.0 and $18.0 million.

First Half 2026 Highlights

•

Reported net income was a $18.5 million loss versus $31.1 million of income in the prior year. The current year loss is entirely due to a $70.5 million pre-tax restructuring charge. The cash impact associated with this restructuring charge was approximately $7.0 million year-to-date. Adjusted net income(1) was $37.4 million, up 20% versus the prior year.

•	EBITDA(2) was $52.7 million and Adjusted EBITDA(2) was $124.1 million. Adjusted EBITDA was up 14% year-over-year.

•	Organic sales volume was up 3% year-over-year.

“Quarterly earnings were up significantly driven by improved Surfactant and Polymer results. Second quarter adjusted EBITDA of $74.4 million was up 45% year-over-year due to global volume growth, margin recovery and Project Catalyst savings. We believe the quarter also benefited from customer pre-buys as a result of the global geopolitical situation. Surfactant and Polymer adjusted EBITDA were up 59% and 22%, respectively,” said Luis E. Rojo, President and Chief Executive Officer. “Surfactant organic sales volume was up 7% and Polymer sales volume was up 5% in the quarter. The Surfactant volume growth was broad-based and across all end markets and all regions. Within Polymers, the North American Rigid and Phthalic Anhydride businesses delivered double digit volume growth. We are pleased with the growth we achieved in several of our key strategic end markets despite ongoing global economic uncertainties and supply chain disruptions. We continue to execute Project Catalyst safely and in line with expectations. As part of the organizational-effectiveness component of Project Catalyst, today we announced a plan to reduce the Company’s global salaried workforce by around 100 roles before the end of the year. During the past few quarters, we took a disciplined and deliberate approach to minimize the impact of these actions through normal attrition, pausing external hiring and emphasizing internal talent. We are committed to supporting our affected colleagues through this transition in line with our People First culture.”

Financial Summary

	Three Months Ended June 30,			Six Months Ended June 30,
($ in thousands, except per share data)	2026	2025	% Change	2026	2025	% Change
Net Sales	$684,109	$594,689	15%	$1,288,618	$1,187,944	8%
Operating Income (Loss)	$37,210	$17,965	107%	$(12,412)	$46,253	NM
Net Income (Loss)	$22,911	$11,341	102%	$(18,495)	$31,052	NM
Earnings per Diluted Share	$1.00	$0.50	100%	$(0.81)	$1.36	NM
Adjusted Net Income *	$27,052	$11,952	126%	$37,365	$31,262	20%
Adjusted Earnings per Diluted Share *	$1.18	$0.52	127%	$1.63	$1.37	19%

*	See Table II for reconciliations of non-GAAP adjusted net income and adjusted earnings per diluted share.

Percentage Change in Net Sales

Net sales in the second quarter of 2026 increased 15% year-over-year. This increase reflects higher selling prices, mainly attributable to the pass-through of higher raw material costs and more favorable product mix, a 3% increase in sales volume and the favorable impact of foreign currency translation. Organic sales volume was up 6% year-over-year.

	Three Months Ended June 30, 2026	Six Months Ended June 30, 2026
Volume	3%	(—)%
Selling Price & Mix	9%	5%
Foreign Translation	3%	3%

Total	15%	8%

Segment Results

	Three Months Ended June 30,			Six Months Ended June 30,
($ in thousands)	2026	2025	% Change	2026	2025	% Change
Net Sales
Surfactants	$483,902	$411,456	18%	$937,589	$841,793	11%
Polymers	$178,007	$162,751	9%	$308,036	$308,867	(0)%
Specialty Products	$22,200	$20,482	8%	$42,993	$37,284	15%

Total Net Sales	$684,109	$594,689	15%	$1,288,618	$1,187,944	8%

	Three Months Ended June 30,			Six Months Ended June 30,
($ in thousands, all amounts pre-tax)	2026	2025	% Change	2026	2025	% Change
Operating Income (Loss)
Surfactants	$34,362	$13,367	157%	$52,910	$42,297	25%
Polymers	$22,469	$17,159	31%	$31,291	$25,177	24%
Specialty Products	$5,007	$5,258	(5)%	$9,722	$10,766	(10)%

Total Segment Operating Income	$61,838	$35,784	73%	$93,923	$78,240	20%
Corporate Expenses	$(24,628)	$(17,819)	38%	$(106,335)	$(31,987)	232%

Consolidated Operating Income (Loss)	$37,210	$17,965	107%	$(12,412)	$46,253	NM

	Three Months Ended June 30,			Six Months Ended June 30,
($ in millions)	2026	2025	% Change	2026	2025	% Change
EBITDA	$69.1	$50.6	37%	$52.7	$108.6	(51)%
Adjusted EBITDA
Surfactants	$54.9	$34.5	59%	$96.0	$82.9	16%
Polymers	$31.2	$25.6	22%	$48.6	$41.6	17%
Specialty Products	$6.5	$6.7	(3)%	$12.6	$13.7	(8)%
Unallocated Corporate	$(18.1)	$(15.4)	18%	$(33.1)	$(29.3)	13%

Consolidated Adjusted EBITDA	$74.4	$51.4	45%	$124.1	$108.9	14%

Consolidated adjusted EBITDA(2) increased $23.0 million, or 45%, in the quarter. This increase was primarily due to higher Surfactant and Polymer earnings driven by sales volume growth and margin recovery.

•

Surfactant net sales were $483.9 million for the quarter, up 18% versus the prior year. Selling prices were up 12% primarily due to pass through of higher raw material costs, improved product and customer mix, along with pricing actions. Global Sales volume was up 2% and organic sales volume increased 7%. All global regions recognized organic volume growth and our strategic end markets combined grew high single digits. Foreign currency translation positively impacted net sales by 4%. Surfactant adjusted EBITDA(2) for the quarter increased $20.4 million, or 59%, versus the prior year. This increase was primarily due to sales volume growth and margin recovery.

•

Polymer net sales were $178.0 million for the quarter, a 9% increase versus the prior year. Selling prices were up 3%, primarily due to the pass-through of higher raw material costs and margin recovery. Sales volume increased 5% in the quarter. North American sales volume was up double digits, inclusive of significant growth in Spray Foam, partially offset by lower volumes in Europe and Asia. Foreign currency translation positively impacted net sales by 1% during the quarter. Polymer adjusted EBITDA(2) increased $5.6 million, or 22%, versus the prior year primarily due to sales volume growth and global margin improvement.

•

Specialty Products net sales were $22.2 million for the quarter, an 8% increase versus the prior year. Specialty Products volume increased 4% while adjusted EBITDA(2) decreased $0.2 million, or 3%. The slight decrease in adjusted EBITDA(2) was primarily due to less favorable product mix within the medium chain triglycerides product line that was mostly offset by higher earnings in the food and flavor business.

Outlook

“We believe we are positioned to continue delivering growth in all our key strategic businesses such as Crop Productivity, Oilfield, Tier 2/3 Surfactants and North American Polymers. We continue to execute on Project Catalyst, which is our comprehensive plan designed to further optimize our asset base and create a more productive and agile organization to enable balanced growth,” said Luis E. Rojo, President and Chief Executive Officer. “Despite the ongoing and significant market uncertainties and challenges, the organization is focused on executing our growth opportunities, productivity plans and cash interventions. With these actions and the strong first half results, we believe we will deliver full year Adjusted EBITDA growth, positive free cash flow and continue to de-leverage the balance sheet in 2026.”

Notes

(1) Adjusted net income and adjusted earnings per share are non-GAAP measures which exclude deferred compensation income/expense, certain environmental remediation-related costs as well as other significant and infrequent/non-recurring items. See Table II for reconciliations of non-GAAP adjusted net income and adjusted earnings per diluted share.

(2) EBITDA and adjusted EBITDA are non-GAAP measures. See Table VI for calculations and GAAP reconciliations of EBITDA and adjusted EBITDA.

(3) Free cash flow is a non-GAAP measure and reflects cash generated from operations minus capital expenditures. Cash generated from operations was $8.4 million during the second quarter of 2026 and capital expenditures were $23.4 million.

Conference Call

Stepan Company will host a conference call to discuss its second quarter results at 9:00 a.m. ET (8:00 a.m. CT) on July 29, 2026. The call can be accessed by phone and webcast. To access the call by phone, please click on this Registration Link, complete the form and you will be provided with dial in details and a PIN. To avoid delays, we encourage participants to dial into the conference call ten minutes ahead of the scheduled start time. The webcast can be accessed through the Investors/Conference Calls page at www.stepan.com. A webcast replay of the conference call will be available at the same location shortly after the call.

Supporting Slides

Slides supporting this press release will be made available at www.stepan.com through the Investors/Presentations page at approximately the same time as this press release is issued.

Corporate Profile

Stepan Company is a major manufacturer of specialty and intermediate chemicals used in a broad range of industries. Stepan is a leading merchant producer of surfactants, which are the key ingredients in consumer and industrial cleaning and disinfection compounds and in agricultural and oilfield solutions. The Company is also a leading supplier of polyurethane polyols used in the expanding thermal insulation market, and CASE (Coatings, Adhesives, Sealants, and Elastomers) industries.

Headquartered in Northbrook, Illinois, Stepan utilizes a network of modern production facilities located in North and South America, Europe and Asia.

The Company’s common stock is traded on the New York Stock Exchange (NYSE) under the symbol SCL. For more information about Stepan Company please visit the Company online at www.stepan.com

More information about Stepan’s sustainability program can be found on the Sustainability page at www.stepan.com

Contact: Ruben Velasquez 847-446-7500

Certain information in this news release consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include statements about Stepan Company’s plans, objectives, strategies, financial performance and outlook, trends, the amount and timing of future cash distributions, prospects or future events and involve known and unknown risks that are difficult to predict. As a result, Stepan Company’s actual financial results, performance, achievements or prospects may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “guidance,” “predict,” “potential,” “continue,” “likely,” “will,” “would,” “should,” “illustrative” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by Stepan Company and its management based on their knowledge and understanding of the business and industry, are inherently uncertain. These statements are not guarantees of future performance, and stockholders should not place undue reliance on forward-looking statements.

There are a number of risks, uncertainties and other important factors, many of which are beyond Stepan Company’s control, that could cause actual results to differ materially from the forward-looking statements contained in this news release. Such risks, uncertainties and other important factors include, among other factors, the risks, uncertainties and factors described in Stepan Company’s Form 10-K, Form 10-Q and Form 8-K reports and exhibits to those reports, and include (but are not limited to) risks and uncertainties related to our ability to realize cost savings or operating efficiencies associated with strategic initiatives, including Project Catalyst; accidents, unplanned production shutdowns or disruptions in manufacturing facilities; reduced demand due to customer product reformulations or new technologies; our inability to successfully develop or introduce new products; compliance with laws and other legal restrictions, including those relating to the international scope of our business; domestic and global competition; volatility of raw material and energy costs and supply; disruptions in transportation or significant changes in transportation costs; downturns in certain industries and general economic downturns; international business risks, including changes in global trade policies, tariffs and retaliatory measures and countermeasures; currency exchange rate fluctuations; changes in tax policy and potential adverse tax consequences due to the international scope of our business;

downgrades in our credit ratings or our ability to access the credit or capital markets if and when necessary; global political, military, security or other instability and increased security regulations; costs, delays and miscalculations in capacity needs related to expansion or other capital projects; interruption or breaches of information technology systems; unfavorable resolution of litigation against us; maintaining and protecting intellectual property rights; our ability to identify suitable acquisition candidates and successfully complete and integrate acquisitions; our ability to retain executive management and key personnel; and issues relating to compliance with our debt covenants. In addition to the risks described in the Company’s periodic reports, the restructuring actions described herein may involve risks related to the execution of facility closures and asset decommissioning, potential operational disruptions, impacts on employees and local communities, environmental compliance, and the realization of anticipated cost savings and efficiencies.

These forward-looking statements are made only as of the date hereof, and Stepan Company undertakes no obligation to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by applicable laws.

* * * * *

Tables follow

Table I

STEPAN COMPANY

For the Three and Six Months Ended June 30, 2026 and 2025

(Unaudited – in 000’s, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net Sales	$684,109	$594,689	$1,288,618	$1,187,944

Cost of Sales	584,127	522,804	1,123,785	1,040,596

Gross Profit	99,982	71,885	164,833	147,348
Operating Expenses:
Selling	14,866	14,657	27,032	26,765
Administrative	24,203	22,801	45,516	44,215
Research, Development and Technical Services	17,195	14,701	32,188	29,350
Deferred Compensation	1,402	1,761	1,964	765

	57,666	53,920	106,700	101,095
Business Restructuring	5,106	—	70,545	—

Operating Income (Loss)	37,210	17,965	(12,412)	46,253
Other Income (Expense):
Interest, Net	(5,682)	(5,485)	(10,693)	(9,611)
Other, Net	1,021	1,306	1,165	1,808

	(4,661)	(4,179)	(9,528)	(7,803)
Income (Loss) Before Provision for Income Taxes	32,549	13,786	(21,940)	38,450
Provision for Income Taxes	9,638	2,445	(3,445)	7,398

Net Income (Loss)	22,911	11,341	(18,495)	31,052
Net Income (Loss) Per Common Share
Basic	$1.00	$0.50	$(0.81)	$1.36

Diluted	$1.00	$0.50	$(0.81)	$1.36

Shares Used to Compute Net Income Per Common Share
Basic	22,897	22,865	22,893	22,866

Diluted	22,924	22,879	22,893	22,885

Table II

Reconciliation of Non-GAAP Net Income (Loss) and Earnings per Diluted Share*

	Three Months Ended June 30,				Six Months Ended June 30,
($ in thousands, except per share amounts)	2026	EPS	2025	EPS	2026	EPS	2025	EPS
Net Income (Loss) Reported	$22,911	$1.00	$11,341	$0.50	$(18,495)	$(0.81)	$31,052	$1.36
Deferred Compensation (Income) Expense	$52	$—	$69	$—	$529	$0.02	$(401)	$(0.02)
Environmental Remediation Expense	$92	$—	$542	$0.02	$170	$0.01	$611	$0.03
Business Restructuring	$3,997	$0.18	$—	$—	$55,161	$2.41	$—	$—

Adjusted Net Income	$27,052	$1.18	$11,952	$0.52	$37,365	$1.63	$31,262	$1.37

*	All amounts in this table are presented after-tax

The Company believes that certain non-GAAP measures, in conjunction with comparable GAAP measures, are useful for evaluating the Company’s operating performance and financial condition. The Company uses this non-GAAP information as an indicator of business performance and evaluates management’s effectiveness with specific reference to these indicators. Management believes that these non-GAAP financial measures provide useful supplemental information because they exclude non-operational items that affect comparability between years. These measures should be considered in addition to, not as substitutes for or superior to, measures of financial performance prepared in accordance with GAAP and may differ from similarly titled measures presented by other companies. The Company’s Annual Report on Form 10-K for the year ended December 31, 2025 contains additional information regarding the use of non-GAAP financial measures.

Summary of Second Quarter 2026 Adjusted Net Income Items

Adjusted net income excludes non-operational deferred compensation income/expense, certain environmental remediation costs and other significant and infrequent or non-recurring items.

•	Deferred Compensation: The second quarter of 2026 reported net income includes $0.1 million of after-tax expense versus $0.1 million of after-tax expense in the prior year.

•	Environmental Remediation: The second quarter of 2026 reported net income includes $0.1 million of after-tax expense versus $0.5 million of after-tax expense in the prior year.

•

Business Restructuring: The second quarter of 2026 reported net income includes $4.0 million of after-tax expense related to restructuring charges. There were no restructuring charges recognized in the prior year quarter.

Table III

Reconciliation of Pre-Tax to After-Tax Adjustments

Management uses the non-GAAP adjusted net income metric to evaluate the Company’s operating performance. Management excludes the items listed in the table below because they are non-operational items. The cumulative tax effect is typically calculated using the statutory tax rates for the jurisdictions in which the transactions occurred.

	Three Months Ended June 30,				Six Months Ended June 30,
($ in thousands, except per share amounts)	2026	EPS	2025	EPS	2026	EPS	2025	EPS
Pre-Tax Adjustments
Deferred Compensation (Income) Expense	$68		$92		$696		$(534)
Environmental Remediation Expense	$121		$722		$223		$814
Business Restructuring	$5,106		$—		$70,545		$—

Total Pre-Tax Adjustments	$5,295		$814		$71,464		$280
Cumulative Tax Effect on Adjustments	$(1,154)		$(203)		$(15,604)		$(70)

After-Tax Adjustments	$4,141	$0.18	$611	$0.02	$55,860	$2.44	$210	$0.01

Table IV

Deferred Compensation Plans

The full effect of the deferred compensation plans on quarterly pre-tax income was $0.1 million of expense versus $0.1 million of expense in the prior year. The quarter-end market prices of Company stock and the impact of deferred compensation on specific income statement line items is summarized below:

	2026		2025
	6/30	3/31	12/31	9/30	6/30	3/31
Stepan Company	$55.72	$49.98	$47.36	$47.70	$54.58	$55.04

	Three Months Ended June 30,		Six Months Ended June 30,
($ in thousands)	2026	2025	2026	2025
Deferred Compensation
Operating Income (Expense)	$(1,402)	$(1,761)	$(1,964)	$(765)
Other, net – Mutual Fund Gain	1,334	1,669	1,268	1,299

Total Pre-Tax	$(68)	$(92)	$(696)	$534

Total After-Tax	$(52)	$(69)	$(529)	$401

Effects of Foreign Currency Translation

The Company’s foreign subsidiaries transact business and report financial results in their respective local currencies. These results are translated into U.S. dollars at average foreign exchange rates appropriate for the reporting period. The table below presents the impact that foreign currency translation had on select income statement line items.

	Three Months Ended June 30,		Change	Change Due to Foreign Currency Translation	Six Months Ended June 30,		Change	Change Due to Foreign Currency Translation
($ in millions)	2026	2025			2026	2025
Net Sales	$684.1	$594.7	$89.4	$17.1	$1,288.6	$1,187.9	$100.7	$42.4
Gross Profit	100.0	71.9	$28.1	2.9	164.8	147.3	$17.5	5.4
Operating Income (Loss)	37.2	18.0	$19.2	2.1	(12.4)	46.3	$(58.7)	3.4
Pretax Income (Loss)	32.5	13.8	$18.7	2.1	(21.9)	38.5	$(60.4)	3.5

Corporate Expenses

	Three Months Ended June 30,			Six Months Ended June 30,
($ in thousands)	2026	2025	% Change	2026	2025	% Change
Total Corporate Expenses	$24,628	$17,819	38%	$106,335	$31,987	232%
Less:
Deferred Compensation Expense	$1,402	$1,761	(20)%	$1,964	$765	157%
Environmental Remediation Expense	$121	$722	(83)%	$223	$814	(73)%
Business Restructuring	$5,106	$—	NM	$70,545	$—	NM

Adjusted Corporate Expenses	$17,999	$15,336	17%	$33,603	$30,408	11%

Adjusted Corporate expenses increased $2.7 million, or 17% for the quarter. This increase was primarily due to higher incentive-based compensation expenses.

Table V

Stepan Company

Consolidated Balance Sheets

June 30, 2026 and December 31, 2025

	June 30, 2026	December 31, 2025
ASSETS
Current Assets	$974,764	$858,959
Property, Plant & Equipment, Net	1,142,612	1,219,627
Other Assets	275,290	279,116

Total Assets	$2,392,666	$2,357,702

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities	$846,998	$666,494
Deferred Income Taxes	10,998	11,450
Long-term Debt	244,069	340,975
Other Non-current Liabilities	78,555	94,773
Total Stepan Company Stockholders’ Equity	1,212,046	1,244,010

Total Liabilities and Stockholders’ Equity	$2,392,666	$2,357,702

Selected Balance Sheet Information

The Company’s total debt decreased by $4.3 million and cash decreased by $27.1 million versus March 31, 2026. The Company’s net debt level increased $22.8 million versus March 31, 2026 and its net debt ratio was 31% versus 30% in the prior quarter (Net Debt and Net Debt Ratio are non-GAAP measures, reconciliations of which are shown in the table below). Management uses the non-GAAP net debt metric to show a more complete picture of the Company’s overall liquidity, financial flexibility and leverage level.

($ in millions)	June 30, 2026	March 31, 2026	December 31, 2025
Net Debt
Total Debt	$647.4	$651.7	$626.7
Cash	113.7	140.8	132.7

Net Debt	$533.7	$510.9	$494.0
Equity	1,212.0	1,193.0	1,244.0

Net Debt + Equity	$1,745.7	$1,703.9	$1,738.0

Net Debt / (Net Debt + Equity)	31%	30%	28%

The major working capital components were:

($ in millions)	June 30, 2026	March 31, 2026	December 31, 2025
Net Receivables	$492.3	$433.7	$388.0
Inventories	324.5	289.0	298.8
Accounts Payable	(321.7)	(285.7)	(261.7)

	$495.1	$437.0	$425.1

Table VI

Reconciliations of Non-GAAP EBITDA and Adjusted EBITDA

Management uses the non-GAAP EBITDA and adjusted EBITDA metrics to evaluate the Company’s operating performance. Management excludes the items listed in the table below because they are non-operational items. Refer to the Income Statement on Table I for a bridge between Operating Income and Net Income.

	Three Months Ended June 30, 2026
($ in millions)	Surfactants	Polymers	Specialty Products	Unallocated Corporate	Consolidated
Operating Income	$34.4	$22.5	$5.0	$(24.6)	$37.2
Depreciation and Amortization	20.5	8.7	1.5	0.2	30.9
Other, Net Income	—	—	—	1.0	1.0

EBITDA					$69.1
Deferred Compensation	—	—	—	0.1	0.1
Environmental Remediation	—	—	—	0.1	0.1
Business Restructuring	—	—	—	5.1	5.1

Adjusted EBITDA	$54.9	$31.2	$6.5	$(18.1)	$74.4

	Three Months Ended June 30, 2025
($ in millions)	Surfactants	Polymers	Specialty Products	Unallocated Corporate	Consolidated
Operating Income	$13.4	$17.2	$5.2	$(17.8)	$18.0
Depreciation and Amortization	21.1	8.4	1.5	0.3	31.3
Other, Net Income	—	—	—	1.3	1.3

EBITDA					$50.6
Deferred Compensation	—	—	—	0.1	0.1
Environmental Remediation	—	—	—	0.7	0.7

Adjusted EBITDA	$34.5	$25.6	$6.7	$(15.4)	$51.4

	Six Months Ended June 30, 2026
($ in millions)	Surfactants	Polymers	Specialty Products	Unallocated Corporate	Consolidated
Operating Income	$52.9	$31.3	$9.7	$(106.3)	$(12.4)
Depreciation and Amortization	43.1	17.3	2.9	0.6	63.9
Other, Net Income	—	—	—	1.2	1.2

EBITDA					$52.7
Deferred Compensation	—	—	—	0.7	0.7
Environmental Remediation	—	—	—	0.2	0.2
Business Restructuring	—	—	—	70.5	70.5

Adjusted EBITDA	$96.0	$48.6	$12.6	$(33.1)	$124.1

	Six Months Ended June 30, 2025
($ in millions)	Surfactants	Polymers	Specialty Products	Unallocated Corporate	Consolidated
Operating Income	$42.3	$25.2	$10.8	$(32.0)	$46.3
Depreciation and Amortization	40.6	16.4	2.9	0.6	60.5
Other, Net Income	—	—	—	1.8	1.8

EBITDA					$108.6
Deferred Compensation	—	—	—	(0.5)	(0.5)
Environmental Remediation	—	—	—	0.8	0.8

Adjusted EBITDA	$82.9	$41.6	$13.7	$(29.3)	$108.9